EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DISH Network Corporation:

We consent to the incorporation by reference in the registration statements of DISH Network Corporation of our report dated February 21, 2021, with respect to the consolidated balance sheets of DISH Network Corporation and subsidiaries (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for each of the years in the three year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10-K of DISH Network Corporation. Our report includes explanatory paragraphs as the Company has changed its method of accounting for leases due to the adoption of Accounting Standards Update No. 2016-02, Leases, as amended and the Company acquired Boost Mobile and Ting Mobile (the Retail Wireless business) during 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting.

Form	Registration statement no.	Description
S-8	333-237478	Amended and Restated Employee Stock Purchase Plan
S-3ASR	333-234552	Registration Statement and Related Prospectus
S-8	333-231291	2019 Stock Incentive Plan
S-8	333-159461	2009 Stock Incentive Plan and Amended and Restated Employee Stock Purchase Plan
S-8	333-146962	2004 Sling Media, Inc. Stock Plan
S-8	333-136603	Amended and Restated 1997 Employee Stock Purchase Plan; Amended and Restated 2001 Nonemployee Director Stock Option Plan
S-8	333-106423	1999 Stock Incentive Plan
S-8	333-66490	2001 Nonemployee Director Stock Option Plan
S-8	333-36791	1997 Employee Stock Purchase Plan
S-8	333-05575	1995 Nonemployee Director Stock Option Plan
S-8	033-80527	1995 Stock Incentive Plan

/s/ KPMG LLP

Denver, Colorado
February 21, 2021